      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 2, 1999
                                                 REGISTRATION NO. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------


                               BMC SOFTWARE, INC.
             (Exact name of Registrant as specified in its charter)



         DELAWARE                       2101 CITYWEST BOULEVARD                  74-21226120
(State or other jurisdiction           HOUSTON, TEXAS 77042-2427      (I.R.S. Employer Identification No.)
of incorporation or organization)          (713) 918-8800

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                              --------------------


               BMC SOFTWARE, INC. 1994 DEFERRED COMPENSATION PLAN
                            (Full title of the plan)

                                M. BRINKLEY MORSE
                              SENIOR VICE PRESIDENT
                             2101 CITYWEST BOULEVARD
                            HOUSTON, TEXAS 77042-2427
                                 (713) 918-8800
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                              of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
          TITLE OF                             AMOUNT              PROPOSED             PROPOSED          AMOUNT OF
       SECURITIES TO BE                        TO BE            MAXIMUM OFFERING   MAXIMUM AGGREGATE    REGISTRATION
         REGISTERED(1)                       REGISTERED(2)      PRICE PER SHARE     OFFERING PRICE (2)       FEE
--------------------------------------------------------------------------------------------------------------------
Deferred Compensation Obligations..........  $ 50,000,000              100%          $ 50,000,000          $ 13,900
====================================================================================================================

(1) The Deferred Compensation Obligations of the Registrant to pay deferred compensation in the future in accordance with the terms of the BMC Software, Inc. 1994 Deferred Compensation Plan.
(2) The amount to be registered is estimated solely for purposes of calculating the registration fee

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents which have been filed with the Securities and Exchange Commission (the "Commission") by BMC Software, Inc., a Delaware corporation (the "Company"), are incorporated herein by reference and made a part hereof: (i) the Company's Annual Report on Form 10-K and 10-K/A for the year ended March 31, 1998, (ii) the Company's Current Reports on Form 8-K filed November 6, 1998, January 8, 1999 and March 18, 1999, and (iii) the Company's Quarterly Reports on Form 10-Q/A for the quarters ended June 30, 1998, September 30, 1998 and December 31, 1998.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

         The Company will provide without charge to any person to whom a copy of this Registration Statement has been delivered, upon written or oral request, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to BMC Software, Inc., 2101 CityWest Boulevard, Houston, Texas 77042, Attention:
Secretary, telephone (713) 918-8800.

ITEM 4.           DESCRIPTION OF SECURITIES.

         The Deferred Compensation Obligations registered hereunder (the "Obligations") are unsecured obligations of the Registrant to pay deferred compensation in the future in accordance with the terms of the BMC Software, Inc. 1994 Deferred Compensation Plan, as amended (the "Plan"), which is filed as an exhibit to this Registration Statement, and the BMC Software, Inc. 1994 Deferred Compensation Plan Trust Agreement (the "Trust Agreement"), a form of which consistent in all material respects to the Trust Agreement is filed as an exhibit to this Registration Statement. Such exhibits set forth a description of the Obligations and are incorporated herein by reference in their entirety in response to this Item 4, pursuant to Rule 411(b)(3) under the Securities Act of 1933.

         No participant under the Plan shall have any preferred claim to, or any beneficial ownership interest in, any assets which are subject to the Trust established by the Trust Agreement (the "Trust"). All such assets are subject to the claims of the creditors of the participant's employer until they are paid out of the Trust to the participant in accordance with the terms of the Plan. The Plan provides that the Obligations of the Registrant's subsidiaries are separate and will be administered by separate sub-trusts for each subsidiary; provided that the payment of the Obligations of the Registrant's subsidiaries has been guaranteed by the Registrant.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law, Article SEVENTH of the Company's Restated Certificate of Incorporation, Sections 1 and 2 of Article VI of the Company's bylaws, as amended, and indemnification agreements entered into by the Company with its directors provide for the indemnification of officers, directors, employees and agents under certain circumstances.

         Set forth below is Article SEVENTH of the Company's Restated Certificate of Incorporation pertaining to indemnification of officers, directors, employees and agents and insurance:

                           SEVENTH: A director of the Corporation shall not be
                  personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for such liability as is expressly not subject to limitation under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended to further limit or eliminate such liability. Moreover, the Corporation shall, to the fullest extent permitted by law, indemnify any and all officers and directors of the Corporation, and may, to the fullest extent permitted by law or to such lesser extent as is determined in the discretion of the Board of Directors, indemnify any and all other persons whom it shall have power to indemnify, from and against all expenses, liabilities or other matters arising out of their status as such or their acts, omissions or services rendered in such capacities. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability.

                  Set forth below are Sections 1 and 2 of Article VI of the Company's bylaws, as amended:

                           Section 1. Right to Indemnification. Each person who
                  was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was or has agreed to become a director or officer of the Corporation or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving or having agreed to serve as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including, without limitation, attorneys' fees, judgements, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnify hereunder and shall inure to the benefit of his or her heirs, executors, and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person if such proceeding (or part thereof) was authorized by the board of directors of the Corporation. The right to indemnification conferred in this
                  Article VI shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Delaware General Corporation Law requires, the payment of such expenses incurred by a current, former or proposed director or officer in his or her capacity as a director or officer or proposed director or officer (and not in any other capacity in which service was or is or has been agreed to be rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnified person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified under this Section or otherwise.

                           Section 2. Indemnification of Employees and Agents.
                  The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation, individually or as a group, with the same scope and effect as the indemnification of directors and officers provided for in this Article.

         In addition, the Company has entered into indemnification agreements with its directors, pursuant to which the Company has agreed to indemnify such directors in accordance with, and to the fullest extent permitted by, the Delaware General Corporation Law, against any and all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection with any proceeding in which the indemnitee was or is made a party or was or is involved by reason of the fact that the indemnitee is or was a director.

         The Company has also purchased liability insurance policies covering directors and officers of the Company.


ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.           EXHIBITS.

                    3.1 Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 (No. 33-22892)).

                    3.2 Certificate of Amendment of Restated Certificate of Incorporation (incorporated by reference to Exhibit
                           3.2 to the Company's Annual Report on Form 10-K for the year ended March 31, 1997).

                    3.3 By-laws, as amended, of the Company (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 (Registration No. 33-22892)).

                   *4.1    BMC Software, Inc. 1994 Deferred Compensation Plan.

                   *4.2 First Amendment to BMC Software, Inc. 1994 Deferred Compensation Plan

                   *4.3 Form of BMC Software, Inc. 1994 Deferred Compensation Plan Trust Agreement.

                   *5.1    Opinion of Vinson & Elkins LLP.

                  *23.1    Consent of Arthur Andersen LLP.

                  *24.1    Powers of Attorney.

-----------------
*        Filed with this Registration Statement.

                                  UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for the purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 31, 1999.

                                        BMC SOFTWARE, INC.


                                        By:    /s/ M. Brinkley Morse
                                            -----------------------------------
                                                   M. Brinkley Morse
                                                   Senior Vice President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Max P. Watson Jr. and M. Brinkley Morse, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated.


                 SIGNATURES                                         TITLE                                DATE
                 ----------                                         -----                                ----
  /s/ Max P. Watson Jr.                        Chairman of the Board, President and Chief
--------------------------------------         Executive Officer (Principal Executive           March-31, 1999
Max P. Watson Jr.                              Officer)


  /s/ William M. Austin                        (Principal Financial Officer)                    March 31, 1999
--------------------------------------
William M. Austin

  /s/ Kevin M. Klausmeyer                      (Principal Accounting Officer)                   March 31, 1999
--------------------------------------
Kevin M. Klausmeyer

  /s/ John W. Barter                           Director                                         March 31, 1999
--------------------------------------
John W. Barter

  /s/ B. Garland Cupp                          Director                                         March 31, 1999
--------------------------------------
B. Garland Cupp

  /s/ Meldon K. Gafner                         Director                                         March 31, 1999
--------------------------------------
Meldon K. Gafner


  /s/ Lew W. Gray                              Director                                         March 31, 1999
--------------------------------------
Lew W. Gray

  /s/ George F. Raymond                        Director                                         March 31, 1999
--------------------------------------
George F. Raymond

  /s/  Tom C. Tinsley                          Director                                         March 31, 1999
--------------------------------------
Tom C. Tinsley

                               INDEX TO EXHIBITS


                  EXHIBITS.
                  ---------
                    3.1    Restated Certificate of Incorporation of the Company
                           (incorporated by reference to Exhibit 3.1 to the
                           Company's Registration Statement on Form S-1 (No.
                           33-22892)).

                    3.2    Certificate of Amendment of Restated Certificate of
                           Incorporation (incorporated by reference to Exhibit
                           3.2 to the Company's Annual Report on Form 10-K for the year ended March 31, 1997).

                    3.3 By-laws, as amended, of the Company (incorporated by reference to Exhibit 3.2 to the Company's
                           Registration Statement on Form S-1 (Registration No.
                           33-22892)).

                   *4.1    BMC Software, Inc. 1994 Deferred Compensation Plan.

                   *4.2    First Amendment to BMC Software, Inc. 1994 Deferred
                           Compensation Plan

                   *4.3    Form of BMC Software, Inc. 1994 Deferred
                           Compensation Plan Trust Agreement.

                   *5.1    Opinion of Vinson & Elkins LLP.

                  *23.1    Consent of Arthur Andersen LLP.

                  *24.1    Powers of Attorney (included on the
                           signature page to this Registration Statement).

-----------------
*        Filed with this Registration Statement.